Exhibit 4

Novartis	Novartis AG
Lichtstrasse 35
CH 4056 Basel

August 8, 2012

The undersigned hereby certifies that Dr. Martin Henrich and Knut Mager are authorized to execute Amendment No. 7 to Schedule 13D with respect to Idenix Pharmaceuticals, Inc., on behalf of Novartis AG.

/s/ Peter Rupprecht
Name: Peter Rupprecht
Title: Senior Corporate Counsel